Exhibit 12


                                               Chesapeake Funding LLC
                                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                              (Dollars in thousands)

                                                                                         Period from
                                                                                        June 24, 1999
                                                                                         (inception)
                                                             Year ended                    through
                                                            December 31,                 December 31,
                                                 ------------------------------------  -----------------
                                                              2001              2000         1999
                                                 ------------------ -----------------  -----------------

Earnings available to cover fixed charges:
Income before income taxes                        $       97,793     $       82,130     $       36,412

Plus: Fixed charges                                      115,722            172,764             71,776
                                                 ------------------ -----------------  -----------------
Earnings available to cover fixed charges         $      213,515     $      254,894     $      108,188
                                                 ================== =================  =================


Fixed charges:
Interest expense                                  $     115,722      $     172,764      $       71,776
                                                 ------------------ -----------------  -----------------
Total fixed charges                               $     115,722      $     172,764      $       71,776
                                                 ================== =================  =================

Ratio of earnings to fixed charges                        1.85x              1.48x               1.51x
                                                 ================== =================  =================

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